                                                                    EXHIBIT 12.1



                        STANDARD COMMERCIAL CORPORATION



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                             (DOLLARS IN THOUSANDS)


                                                    PRO
                                                   FORMA                          PRO
                                                   THREE      THREE MONTHS       FORMA
                                                   MONTHS         ENDED          YEAR
                                                   ENDED        JUNE 30,         ENDED            YEAR ENDED MARCH 31,
                                                  JUNE 30,   ---------------   MARCH 31,   ----------------------------------
                                                  1997 (1)    1997     1996    1997 (2)     1997     1996     1995     1994
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Income (loss) before taxes......................    2,054     2,376    4,338     36,890    32,245    2,258    9,980   (24,437)
Less interest capitalized to inventories during
  the period....................................                                   (100)     (100)      --     (400)       --
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Adjusted income (loss) before taxes.............    2,054     2,376    4,338     36,790    32,145    2,258    9,580   (24,437)
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Fixed Charges:
  Interest incurred related to inventories and
     cost of sales..............................    7,588     7,266    7,611     27,508    32,297   41,369   35,381    29,416
  Other interest expense........................    2,216     2,216    2,387      9,920     9,920    9,559    9,947     7,173
  Amortization of financing costs...............      906       743      570      3,416     2,766    6,293    1,713     2,160
  Rental expense(3).............................      115       115      115        457       457      572      144       118
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Total fixed charges.............................   10,825    10,340   10,683     41,301    45,440   57,793   47,185    38,867
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Earnings........................................   12,879    12,716   15,021     78,091    77,585   60,051   56,765    14,430
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Ratio (shortfall) of earnings to fixed charges..      1.2x      1.2x     1.4x       1.9x      1.7x     1.0x     1.2x  (24,437)
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
                                                  --------   ------   ------   ---------   ------   ------   ------   -------


                                                   1993
                                                  ------
Income (loss) before taxes......................  37,291
Less interest capitalized to inventories during
  the period....................................  (2,100)
                                                  ------
Adjusted income (loss) before taxes.............  35,191
                                                  ------
Fixed Charges:
  Interest incurred related to inventories and
     cost of sales..............................  33,733
  Other interest expense........................   8,183
  Amortization of financing costs...............   1,024
  Rental expense(3).............................     132
                                                  ------
Total fixed charges.............................  43,072
                                                  ------
Earnings........................................  78,263
                                                  ------
Ratio (shortfall) of earnings to fixed charges..     1.8x
                                                  ------
                                                  ------



---------------



(1) Pro forma decrease in gross profit and increase in total net interest expense of $322,000 is primarily attributable to replacing short-term borrowings with long-term borrowings with higher interest rates. Pro forma decrease in income from continuing operations is primarily attributable to increase in interest expense offset by tax savings on interest deductions of $110,000.



(2) Pro forma increase in gross profit is primarily attributable to lower interest costs of $4,789,000 achieved by replacing short-term borrowings with $47.0 million of proceeds from issuance of equity securities in the first quarter of fiscal 1998. Pro forma decrease in total net interest expense due to savings described above offset by increase in interest expense of $350,000 due to replacing short-term borrowings with $115.0 million in long-term borrowings with higher interest rates. Pro forma increase in income from continuing operations due to interest savings described above plus decrease in amortization of fees associated with long-term debt retired with proceeds of $115.0 million in long-term borrowings of $206,000.



(3) 15% of rental expense related to operating losses representing an appropriate interest factor.

                   STANDARD COMMERCIAL TOBACCO COMPANY, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)


                                                                        THREE MONTHS
                                                                         ENDED JUNE
                                                                             30,                  YEAR ENDED MARCH 31,
                                                                        -------------   -----------------------------------------
                                                                         1997    1996   1997     1996     1995     1994     1993
                                                                        ------   ----   -----   ------   ------   ------   ------
Income (loss) before taxes............................................  (1,197)  (683)           4,395    5,207    7,197   10,828
Less interest capitalized to inventories during the period............                   (300)    (100)      --   (1,100)     400
                                                                        ------   ----   -----   ------   ------   ------   ------
Adjusted income (loss) before taxes...................................  (1,197)  (683)  4,095    5,107    7,197    9,728   11,095
                                                                        ------   ----   -----   ------   ------   ------   ------
Fixed charges:
  Interest incurred related to inventories and cost of sales..........   1,115    577   3,454    4,071    4,600    3,500    2,600
  Other interest expense..............................................     299     84   1,188      648    2,398      335    1,469
  Amortization of financing costs.....................................     184    130      --       --       --
  Rental expense (1)..................................................      95     95     382      353      272       52       50
                                                                        ------   ----   -----   ------   ------   ------   ------
                                                                         1,693    886   5,024    5,072    7,270    3,887    4,119
                                                                        ------   ----   -----   ------   ------   ------   ------
Earnings..............................................................     496    203   9,119   10,179   14,467   13,615   15,214
                                                                        ------   ----   -----   ------   ------   ------   ------
Ratio (shortfall) of earnings to fixed charges........................  (1,197)  (683)    1.8x     2.0x     2.0x     3.5x     3.7x
                                                                        ------   ----   -----   ------   ------   ------   ------
                                                                        ------   ----   -----   ------   ------   ------   ------


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(1) 15% of rental expense related to operating losses representing an appropriate interest factor.